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                                                                    EXHIBIT 12.1

CALCULATION OF FIXED CHARGE COVERAGE:

                                                                        Year
                                                                        Ended
                                                                     December 26,
                                                                        1998
                                                                        ----
Earnings
   Consolidated Net (Loss)                                            $(57,941)

   Income Tax Expense                                                   (4,100)

   Fixed Charges (calculated below)                                     31,424

   Capitalized Interest                                                   (111)
   Preferred Dividends                                                       -
                                                                   -----------
                                                                       (30,728)
                                                                   -----------

Fixed Charges:
   Consolidated Interest Expense                                        28,650
   Preferred Dividends                                                       -
   Rental Expense @ 1/3                                                  2,774
                                                                   -----------
      Total Fixed Charges                                               31,424
                                                                   -----------

Insufficient                                                          $ 62,152
                                                                   ============

CALCULATION OF FIXED CHARGE COVERAGE RATIO UNDER INDENTURE AGREEMENT:
   (first quarter 1998 pro forma)

CONSOLIDATED INTEREST EXPENSE:
Consolidated gross interest expense including amortization
of debt discounts, amortization of fees and capital lease
interest expense, net of interest income                              $ 35,652
Net income related to interest/exchange protection agreements              (25)
Capitalized interest                                                        88
Cash dividend payments                                                       -
                                                                   -----------
     CONSOLIDATED INTEREST EXPENSE                                    $ 35,715
                                                                   ============

EBITDA:
Consolidated Net (Loss)                                               $(62,511)
Income, withholding and franchise tax expense                             (127)
Consolidated Interest expense                                           35,715
Depreciation and amortization                                           16,371
Merger and other transaction fees                                          396
Restructuring and other integration costs                               21,600
Other transition costs reported in S, G & A                                200
Monitoring and management fees                                           1,266
Non cash charges-amortization of inventory step-up                      13,501
Non cash charges-creation of inventory reserves                         20,860
Non cash charges-creation of rotation return reserve                     4,848
Non cash hedging or exchange transaction losses                            (25)
Synergy addback allowance                                               22,400
                                                                      --------
     EBITDA                                                           $ 74,494
                                                                      ========

RATIO:

EBITDA                                                                $ 74,494
Consolidated Interest Expense                                         $ 35,715

      Actual Ratio                                                        2.09
                                                                      =========
Minimum Required                                                          2.00
                                                                      =========